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                                                                     Exhibit 3.2





                                     BY-LAWS

                                       OF

                               EASTERN ENTERPRISES

                                ----------------

                              Adopted July 18, 1929
                              Amended July 23, 1929
                        Amended December 18, 1941
                  Amended April 26, 1945 Amended April 19, 1972
                            Amended December 10, 1987
                             Amended April 27, 1989
                            Amended January 25, 1990
                             Amended April 23, 1992
                              Amended July 23, 1992
                            Amended February 24, 1999

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                                     BY-LAWS

                                       OF

                               EASTERN ENTERPRISES

                                   ----------

                                   ARTICLE I.

  Reference herein to the Declaration of Trust shall apply to the Declaration of Trust establishing Eastern Enterprises, dated July 18, 1929, as the same may be from time to time amended.

                                   ARTICLE II.

  SECTION 1. Except as provided by the Declaration of Trust or these By-Laws, all the affairs and business of this trust shall be managed by the Trustees.

  SECTION 2. The Trustees may establish a fixed time and place for regular meetings and no call or notice of any such meeting shall be required. Immediately after the annual meeting of Shareholders, a meeting of the Trustees shall be held at the same place and no call or notice thereof shall be required.

  Special meetings of the Trustees may be held at any time and at any place when called by the President or by the written request of two or more of the Trustees then in office. Notice of such meetings shall be given by the Secretary or Assistant Secretary to each Trustee by mailing a copy to him, postage prepaid, at his usual address, not later than the third day before the meeting, or by telephoning or telegraphing him not later than twenty-six hours before the hour set for such meeting; provided that any meeting shall be valid without call or notice if all the Trustees are personally present or if each absent Trustee waives notice thereof either before or after the meeting by a writing signed by him or his authorized attorney.

  Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

  Less than a quorum may adjourn a meeting of the Trustees from time to time and the meeting may be held as adjourned without further notice.

  Nothing in this section shall limit the powers of the Trustees to act by vote or resolution without a meeting as prescribed in Article 8 of the Declaration of Trust.

  SECTION 3. The Trustees shall cause to be kept in books provided for that purpose minutes of all meetings, and originals or copies of other votes or resolutions of the Trustees and minutes of all meetings of the Shareholders.

  SECTION 4. A Trustee may resign by delivering his or her resignation in writing to the Secretary or Assistant Secretary and such resignation shall take effect upon such delivery unless some other date shall be specified therein.

  SECTION 5. Each Trustee of this trust, by accepting nomination for election or reelection as a Trustee, shall thereby be subject to the following retirement policy, which may, however, be waived in any particular instance by vote of a majority of the Trustees then in office: no person shall be elected to serve as a Trustee of this trust after he or she shall have reached 68 years of age, except on the condition that his or her resignation as a Trustee take effect at the first annual meeting of Shareholders held after the date on which he or she reaches 70 years of age; provided, that a person who was a Trustee on July 1, 1992, and was 65 years of age or older on such date, may continue to serve as a Trustee and be reelected as such after reaching the age of 70 years, but only on the condition that his or her resignation as a Trustee take effect no later than the first annual meeting of Shareholders held after the date on which he or she reaches 72 years of age.

                                  ARTICLE III.

                             OFFICERS, AGENTS, ETC.

  SECTION 1. The Trustees shall appoint a President, one or more
Vice-Presidents, a Treasurer and a Secretary and such other officers and agents as the Trustees may from time to time deem appropriate, none of whom need be Trustees or Shareholders.

  Except as otherwise prescribed by the Trustees or in the Declaration of Trust or in these By-Laws, each officer shall have the powers and duties usually appertaining to a similar officer of a corporation and shall hold office during the pleasure of the Trustees. Any two or more offices except those of President and Vice President may be held by the same person. Subject to the provisions of
Article 3 of the Declaration of Trust, the Treasurer shall have the care and custody of the funds of the trust estate, and shall if the Trustees so require give bond for the faithful discharge of his duties.

  Unless the two offices are held by one person the Treasurer shall be ex officio an Assistant Secretary and the Secretary shall be ex officio an Assistant Treasurer.

  SECTION 2. The Trustees may further appoint such committees as they may deem desirable and prescribe their powers, duties and tenure of office.

  SECTION 3. All agents or employees of this trust shall be subject to removal at any time by the Trustees or by the committee or person respectively appointing or employing them.

  SECTION 4. The Vice President, or any Vice President if there be more than one, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed by the Trustees or by the President. The performance of any of the duties and the exercise of any of the powers of the President by any Vice President shall as to third parties be conclusive proof of his authority so to do.
  SECTION 5. Assistant Secretaries and Assistant Treasurers shall in the absence or disability of the Secretary or the Treasurer perform the duties and exercise the powers of their respective superiors in office and shall also perform such other duties as may be assigned to them by such superiors. The performance of any of the duties and the exercise of any of the powers of the Secretary or the Treasurer by any Assistant Secretary or any Assistant Treasurer, respectively, shall as to third parties be conclusive proof of his authority so to do.

                                   ARTICLE IV.

                              EXECUTIVE COMMITTEE.

  SECTION 1. The Trustees may from time to time elect from their own number an Executive Committee of not less than three members, which committee may, and unless otherwise provided by the Trustees shall, be vested with all the powers and discretions which the Trustees possess, except as provided in Article 14 of the Declaration of Trust. Each member of the Executive Committee shall continue as a member during the pleasure of the Trustees and the Trustees may at any time dispense with the Executive Committee entirely.

  SECTION 2. The Executive Committee may establish a fixed time and place for regular meetings, and no call or notice of any such meeting shall be required.

  Special meetings of the Executive Committee may be held at any time and at any place when called by the President or by the written request of any member of the Executive Committee. Notice of such meeting shall be given by the Secretary or Assistant Secretary to each member of the Executive Committee by mailing a copy to him postage prepaid at his usual address not later than three days before the meeting or by telephoning or telegraphing him not later than twenty-six hours before the hour set for such meeting; provided that any meeting shall be valid without call or notice if all the members of the Executive Committee are personally present or if each absent member waives notice thereof either before or after the meeting by a writing signed by him or his authorized attorney.

  A majority of the members of the Executive Committee shall constitute a quorum, but less than a quorum may adjourn a meeting from time to time, and the meeting may be held as adjourned without further notice.

  SECTION 3. The Executive Committee may act by a vote or resolution at a meeting or by a written vote or resolution without a meeting signed by at least a majority of the members and with or without notice to the other members.

                                   ARTICLE V.

                            EXECUTION OF INSTRUMENTS.

  All agreements, deeds, contracts, covenants, bonds, notes, checks, drafts, bills and other securities and instruments made, accepted or endorsed on behalf of this trust shall be signed by such officer or officers or person or persons as the Trustees shall from time to time authorize.

  Share certificates shall be signed by such officers as the Trustees shall from time to time designate. In case share certificates are countersigned by a transfer agent and registered by a registrar of this trust, one or more of the signatures of such officers may be facsimile. In case any one or more such officers whose signature shall appear on any share certificates shall cease to hold such office before such share certificates shall have been actually issued, such share certificates may nevertheless be issued with the same effect as if the person or persons whose signatures appear thereon had not ceased to hold such office.

                                   ARTICLE VI.

                                  FISCAL YEAR.

  Until otherwise determined by the Trustees, the fiscal year of this trust shall be the calendar year.

                                  ARTICLE VII.

                                      SEAL.

  The common seal of this trust shall consist of a flat-faced circular die with the name of this trust and the year "1929" on the circumference, and the words "A Massachusetts Voluntary Association" and "Common Seal" in the center.

                                  ARTICLE VIII.

                         LOST, ETC., SHARE CERTIFICATES.

  In case a share certificate shall be lost, stolen or destroyed, or become mutilated, the Trustees, upon submission of evidence satisfactory to them of such fact, may issue a new share certificate and in that connection may require a bond of indemnity satisfactory to them.

                                   ARTICLE IX.

                         INTEREST OF JOINT SHAREHOLDERS.

  In case share certificates are in the name of more than one person, they shall hold as joint tenants the entire interest therein and no future, limited or contingent interest therein shall be recognized other than that of trustee of an express trust, and then only subject to the provisions of Article 35 of the Declaration of Trust.

                                   ARTICLE X.

                           CONTROL SHARE ACQUISITIONS.

  The provisions of Massachusetts General Laws Chapter 110D shall not apply to control share acquisitions of shares of beneficial interest of this trust.
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                                   ARTICLE XI.

                        TELEPHONIC AND ELECTRONIC VOTING.

  The delivery of a proxy on behalf of a holder of capital stock of this trust consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of this trust reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution and delivery of the proxy by or on behalf of the Shareholder.

                                  ARTICLE XII.

                                   AMENDMENTS.

  These By-Laws, or any of them, may at any time and from time to time be altered, amended, added to or repealed, and new By-Laws adopted by vote or resolution of a majority of the Trustees then in office.